                                                                     Exhibit 3.3




                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                        SYKES HEALTHPLAN SERVICES, INC.

         In accordance with Section 607.1007 of the Florida Statutes, the Board of Directors of Sykes Healthplan Services, Inc. (the "Corporation") hereby amends and restates in its entirety the Articles of Incorporation.


                                ARTICLE I.  NAME

         The name of the Corporation is:

                        SYKES HEALTHPLAN SERVICES, INC.


                              ARTICLE II.  ADDRESS

         The mailing address of the Corporation is:

                            11405 Bluegrass Parkway
                           Louisville, Kentucky 40299


                    ARTICLE III.  COMMENCEMENT OF EXISTENCE

         The existence of the Corporation began on December 18, 1997.


                              ARTICLE IV.  PURPOSE

         The Corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.


                            ARTICLE V. CAPITAL STOCK

         The stock of the Corporation shall be divided into two classes:
100,000,000 shares of common stock having a par value of $.01 per share, and 15,000,000 shares of preferred stock having a par value of $.01 per share.

         The preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof, and the relative rights, preferences, and limitations of each series, and specifically the Board of Directors is authorized to fix with respect to each series (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement, or sinking fund provisions; (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restrictions, if any, upon the payment of dividends on common stock, (g) restrictions, if any, upon the creation of indebtedness; (h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences, and limitations as shall not be inconsistent with the laws of the State of Florida.


                ARTICLE VI.  INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the Corporation is 1201 Hays Street, Tallahassee, Florida 32301-2525, and the name of the Corporation's initial registered agent at that address is Corporation Service Company.


                        ARTICLE VII.  BOARD OF DIRECTORS

         The number of directors shall be determined by the Board of Directors in accordance with the bylaws, but shall never be more than twelve. The directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for the Class I directors shall expire at the first annual meeting of the shareholders in 1999; the term of office for the Class II directors shall expire at the annual meeting of the shareholders in 2000; and the term of office for the Class III directors shall expire at the annual meeting of the shareholders in 2001. At each annual meeting of the shareholders commencing in 1999, the successors to the directors whose term is expiring shall be elected to a term expiring at the third succeeding annual meeting of the shareholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the





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

terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article V hereof, and such directors so elected shall not be divided into classes pursuant to this Article VII, unless expressly provided by such terms.

         Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of the directors of this Corporation may be removed from office for cause by the shareholders of this Corporation at any annual or special meeting of shareholders by the affirmative vote of at least 66-2/3% of the outstanding shares of common stock of this Corporation. Notice of any such annual or special meeting of shareholders shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the shareholders without cause.

         Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, or, if not filled by the directors, by the shareholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at meetings of shareholders.

         Nominations of persons for election to the Board of Directors of this Corporation may be made at a meeting of shareholders by or at the direction of:
(a) the Board of Directors; (b) by any nominating committee or person appointed by the board; (c) or by any shareholder of this Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article VII.

         Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of this Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the date of the meeting at which the director(s) are to be elected, regardless of any postponements, deferrals, or adjournments of that meeting to a later date. However, if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice was given or such public disclosure was made.

         A shareholder's notice to the Secretary shall set forth (a) as to each person that the shareholder proposes to nominate for election or reelection a director, (i) the name, age,





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business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of this Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to
Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the shareholder's name and address as they appear on this Corporation's books, and (ii) the class and number of shares of this Corporation's stock that are beneficially owned by the shareholder on the date of such notice from the shareholder. This Corporation may require any proposed nominee to furnish such other information as may reasonably be required by this Corporation to determine the eligibility of such proposed nominee to serve as a director of this Corporation.

         The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Article VII. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article VII, he shall so declare at the meeting and any such defective nomination shall be disregarded.

         The names and street addresses of the initial directors are:



         Name                                      Address                           Class
         ----                                      -------                           -----
         David E. Garner                   11405 Bluegrass Parkway
                                           Louisville, Kentucky 40299                 III

         Linda McClintock-Greco, M.D.      300 South Ashley Drive
                                           Tampa, FL  33602                           II

         William L. Bennett                3501 Frontage Road
                                           Tampa, Florida 33607                       II

         James K. Murray, Jr.              3501 Frontage Road
                                           Tampa, Florida 33607                       III

         John H. Sykes                     100 North Tampa Street
                                           Suite 3900
                                           Tampa, Florida 33602                       I





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                      ARTICLE VIII.  SHAREHOLDER MEETINGS

         At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, or (b) by any shareholder of this Corporation who complies with the notice procedures set forth in this Article VIII and the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

         For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of this Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals, or adjournments of that meeting to a later date; however, if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was given or the day on which such public disclosure was made.

         A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on this Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of this Corporation's stock that are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

         The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Article VIII. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Article VIII, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed, and received as herein provided.

         Special meetings of the shareholders of this Corporation for any purpose or purposes may be called at any time by (a) the Board of Directors;
(b) the Chairman of the Board of Directors (if one is so appointed); (c) the President of this Corporation; or (d) by holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed





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

special meeting, if such shareholders sign, date and deliver to this Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of this Corporation may not be called by any other person or persons.

         At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

         After the date on which a Registration Statement, filed by the Corporation with the U.S. Securities and Exchange Commission under the Securities Act of 1993 for an initial offering of its common stock in an underwritten public offering, becomes effective, and the shares described in such Registration Statement are sold, any action required or permitted to be taken at any annual or special meeting of shareholders of this Corporation may be taken only upon the vote of such shareholders at an annual or special meeting duly called in accordance with the terms of this Article VIII, and may not be taken by written consent of such shareholders.


                       ARTICLE IX.  FAIR PRICE PROVISIONS

         A. Higher Vote for Certain Business Transactions. In addition to any affirmative vote required by law or these Restated Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section C of this Article IX:

              (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other company (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Shareholder; or

              (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or its Affiliate or Associate, involving any assets or securities of the Corporation or any Subsidiary; or

              (3) the adoption of any plan or proposal for the termination, liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or its Affiliate or Associate; or

              (4) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Common Stock (as hereinafter





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

         defined), or any securities convertible into Common Stock or into equity securities of the Corporation or any Subsidiary, that is beneficially owned by any Interested Shareholder or its Affiliate or Associate; or

              (5) any tender offer or exchange offer made by the Corporation for shares of Common Stock which may have the effect of increasing an Interested Shareholder's percentage beneficial ownership (as hereinafter defined) so that following the completion of the tender offer or exchange offer the Interested Shareholder's percentage beneficial ownership of the outstanding Common Stock may exceed 110% of the Interested Shareholder's percentage beneficial ownership immediately prior to the commencement of such tender offer or exchange offer; or

              (6) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or its Affiliate or Associate having an aggregate Fair Market Value (as hereinafter defined) in excess of $25,000,000; or

              (7) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) to (6),

shall require : (a) the affirmative vote of the holders of Voting Stock (as hereinafter defined) representing shares equal to at least eighty percent (80%) of the then issued and outstanding Voting Stock of the Corporation; and (b) the affirmative vote of a majority of the then issued and outstanding Voting Stock of the Corporation, excluding any shares of Voting Stock beneficially owned by such Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law, or that a lesser percentage may be specified by law or any agreement with any national securities exchange or otherwise.

         B. Definition of "Business Combination."  For the purposes of this
Article IX the term "Business Combination" shall mean any transaction that is referred to in any one or more of clauses (1) through (6) of Section A of this
Article IX.

         C. When Higher Vote is Not Required. The provisions of the preceding Paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Restated Articles of Incorporation or the Bylaws of the Corporation or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs (1) or (2) are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Common Stock, if the condition specified in the following Paragraph (1) is met:

              (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined);





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

              (2) All of the following conditions shall have been met with respect to the outstanding Common Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of the Common Stock:

                   (a) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of the Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii), (iii), and
         (iv) below:

                        (i) the highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of the Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of the Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision, or reclassification with respect to the Common Stock;

                        (ii) the Fair Market Value per share of the Common
                   Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock;

                        (iii) the price per share equal to the Fair Market
                   Value per share of the Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest price per share (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of the Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of the Common Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock, to (y) the Fair Market Value per share of the Common Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any shares of the Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision, or reclassification with respect to Common Stock; and

                        (iv) the Corporation's net income per share of the Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement





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

                   Date, multiplied by the higher of the then price/earnings multiple (if any) of such Interested Shareholder or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date.

                   (b) The consideration to be received by holders of the Common Stock shall be in an amount greater than or equal to the cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its acquisition of beneficial ownership of shares of such Common Stock.

                   (c) After the Determination Date and prior to the consummation of such Business Combination: (i) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend, or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors (as hereinafter defined); (ii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Common Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage of beneficial ownership of Common Stock.

                   (d) After the Determination Date, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                   (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions amending or replacing such Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of





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              an investment banking firm selected by a majority of the
              Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination to the holders of the outstanding shares of the Common Stock other than the Interested Shareholder and its Affiliates or Associates.

                   (f) Such Interested Shareholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

         D. Certain Definitions. The following definitions shall apply with respect to this Article IX:

              (1) The term "Common Stock" or "Voting Stock" means all common stock of the Corporation authorized to be issued from time to time that may be voted on all matters submitted to shareholders of the Corporation generally.

              (2) The term "person" means any individual, firm, company, or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of the Common Stock.

              (3) The term "Interested Shareholder" means any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit or dividend reinvestment plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or
         (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the Announcement Date was the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

              (4) A person is a "beneficial owner" of any Common Stock (a) that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, (b) that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly,
         (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement, or understanding; or (c) that is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 4 of this Section D, the number of shares of Common





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         Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of Paragraph 5 of this Section D, but shall not include any other shares of Common Stock that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

              (5) An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term "Associate," used to indicate a relationship with any person, means (a) any company (other than the Corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parent corporations or Subsidiaries.

              (6) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph (3) of this Section D, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

              (7) The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board of Directors") who, while such person is a member of the Board of Directors, is not an Affiliate or Associate or representative of any Interested Shareholder and who was a member of the Board of Directors prior to the time that any Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director, who, while such successor is a member of the Board of Directors, is not an Affiliate or Associate or representative of any Interested Shareholder and who is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

              (8) The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith, and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.





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

              (9) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2(a) and 2(b) of Section C of this
         Article IX shall include the shares of Common Stock or the shares of any other class of Voting Stock retained by the holders of such shares, or both.

         E. Powers of the Continuing Directors. A majority of the Continuing Directors shall have the power and duty to determine for purposes of this
Article IX, on the basis of information known to them after reasonable inquiry,
(1) whether a person is an Interested Shareholder, (2) the number of shares of Common Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value in excess of the amount set forth in clause (6) of Section A of this Article IX.

         Any such determination made in good faith by a majority of the Continuing Directors shall be binding and conclusive for all the purposes of this Article IX.

         F. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         G. No Effect on Fiduciary Obligation of Directors. The fact that any Business Combination complies with the provisions of Section C, Paragraph 2 of this Article IX shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit, or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.


                               ARTICLE X.  BYLAWS

         The power to adopt, alter, amend, or repeal bylaws shall be vested in the Board of Directors and the shareholders, except that the Board of Directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.


                            ARTICLE XI.  AMENDMENTS

         The Corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all





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rights conferred upon the shareholders herein are subject to this reservation.
Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the outstanding shares of common stock of this Corporation shall be required to amend or repeal Articles VII, VIII or IX of these Articles of Incorporation or to adopt any provision inconsistent therewith.

         The foregoing Amended and Restated Articles of Incorporation were adopted and approved by the Board of Directors and by the shareholders, in accordance with Section 607.1003 of the Florida Statutes, on April __, 1998. The number of votes for the amendments contained herein were sufficient for shareholder approval of such amendments.


         The undersigned officer of the Corporation has executed these Amended and Restated Articles of Incorporation this _____ day of April, 1998.


SYKES HEALTHPLAN SERVICES, INC.


By:___________________________________
     David E. Garner
     President and Chief Executive Officer







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